Exhibit 31.2

Section 302 Certification

I, William L. Hodges, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of POZEN Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 2, 2013

/s/ William L. Hodges
William L. Hodges
Senior Vice President, Finance and Administration and Chief Financial Officer
(Principal Financial Officer)